                                    BYE-LAWS

                                       OF

                           ORIENT-EXPRESS HOTELS LTD.

                                 INTERPRETATION

1.       (1)      In these Bye-Laws unless the context otherwise requires -
                  "A SHARES" means the Class A Common Shares, par value $0.01 per share, of the Company;
                  "B SHARES" means the Class B Common Shares, par value $0.01 per share, of the Company;
                  "BERMUDA" means the Islands of Bermuda;
                  "BOARD" means the Board of Directors of the Company or the Directors present at a meeting of Directors at which there is a quorum;
                  "THE COMPANIES ACTS" means every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Company;
                  "COMPANY" means the company named Orient-Express Hotels Ltd.
                  incorporated in Bermuda on October 16, 1987;
                  "DIRECTOR" means such person or persons as shall be appointed to the Board from time to time pursuant to Bye-Law 71.
                  "OFFICER" means a person appointed by the Board pursuant to Bye-Law 98 of these Bye-Laws and shall not include an auditor of the Company;
                  "PAID UP" means paid up or credited as paid up;
                  "REGISTER" means the Register of Shareholders of the Company and includes any branch or sub-register;
                  "REGISTRAR" means any person appointed to perform the duties of a registrar of shares and, if no such person shall be appointed, means the Secretary;
                  "REGISTERED OFFICE" means the registered office for the time being of the Company;
                  "RESIDENT REPRESENTATIVE" means the individual (or, if permitted in accordance with the Companies Acts, the company) appointed to perform the duties of resident representative set out in the Companies Acts and includes any assistant or deputy Resident Representative appointed by the Board to perform any of the duties of the Resident Representative;

                  "RESOLUTION" means a resolution of the Shareholders or, where required, of a separate class or separate classes of Shareholders, adopted in general meeting in accordance with the provisions of these Bye-Laws;
                  "SCL" means the company named Sea Containers Ltd. incorporated in Bermuda on June 3, 1974;
                  "SEAL" means the common seal of the Company and includes any duplicate or facsimile thereof;
                  "SECRETARY" includes a temporary or assistant or deputy Secretary and any person appointed by the Board to perform any of the duties of the Secretary;
                  "SHAREHOLDER" means a shareholder or member of the Company;
                  and
                  "THESE BYE-LAWS" means these Bye-Laws in their present form or as from time to time amended;

         (2) For the purposes of these Bye-Laws a company shall be deemed to be present in person if its representative duly authorised pursuant to the Companies Acts is present;

         (3) Words importing only the singular number include the plural number and vice versa;

         (4) Words importing only the masculine gender include the feminine and neuter genders respectively;

         (5) Words importing persons include individuals, firms, companies, corporations, trusts or other entities, or associations or bodies of persons, whether corporate or un-incorporate;

         (6) Reference to writing shall include typewriting, printing, lithography, photography and other modes of representing or reproducing words in a legible and non-transitory form;

         (7) Any words or expressions defined in the Companies Acts shall bear the same meaning in these Bye-Laws unless otherwise defined herein;

         (8) The word "may" shall be construed as permissive and the word "shall" shall be construed as imperative.

                                REGISTERED OFFICE

2. The Registered Office shall be at such place in Bermuda as the Board shall from time to time appoint.

                                  SHARE RIGHTS

3. Any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights, privileges or conditions or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Board may from time to time determine. The respective rights and restrictions attached to the A Shares and the B Shares are as set forth in Schedules 1 and 2 (as the same may be amended from time to time) to these Bye-Laws, which Schedules shall be deemed to be incorporated in and form part of this Bye-Law 3.

4.       (1)      Subject to the Companies Acts, any preference shares may, with the sanction of a resolution of the Board, be issued on terms:
                  (a)      that they are to be redeemed on the happening of a
                           specified event or on a given date; and/or,
                  (b)      that they are liable to be redeemed at the option of
                           the Company. The terms and manner of redemption shall be provided for in such resolution of the Board and shall be attached to but shall not form part of these Bye-Laws.
         (2)      The terms and manner of redemption of any other redeemable preference shares of the Company shall be either (A) as the Company may in general meeting determine or (B) in the event that the Company, in general meeting, may have so authorized, as the Board or any committee thereof may by resolution determine before the issuance of such shares, such resolution to be attached as a Schedule to these Bye-Laws.
         (3)      The Company may from time to time purchase its own shares on such terms and in such manner as may be authorized by the Board.

5. The Company may adopt a scheme or arrangement (hereinafter called a "shareholder rights plan") binding upon the Company or a successor to it or its assets or earning power and upon the Shareholders, present and future, and providing for the creation and issuance of rights entitling the Shareholders of the Company, or certain of them, to acquire from the Company shares of any class or assets of the Company or a subsidiary of the Company or otherwise, and the terms and conditions of such shareholder rights plan and rights may be amended or modified either (i) as the Company may in general meeting determine or
         (ii) as the Directors or any committee thereof may determine, such shareholder rights plan to be attached as a Schedule to these Bye-Laws.

                             MODIFICATION OF RIGHTS

6. Subject to the Companies Acts, all or any of the special rights for the time being attached to any class of shares for the time being issued may, unless otherwise provided in the rights attaching to or by the terms of issue of the shares of that class, from time to time (whether or not the Company is being wound up) be altered or abrogated with the sanction of a Resolution passed by a simple majority at a separate general meeting of the holders of the issued shares of that class. To any such separate general meeting, all the provisions of these Bye-Laws as to general meetings of the Company shall MUTATIS MUTANDIS apply, but so that the necessary quorum shall be persons holding or representing by proxy a majority of the shares of the relevant class and that every holder of shares of the relevant class shall be entitled on a poll to one vote for every such share held by him.

7. The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.

                                     SHARES

8. Subject to the provisions of these Bye-Laws, the unissued shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or distribute rights in respect of, or otherwise issue or dispose of them or options over or rights in respect of them, to such persons, at such times and for such consideration (if any) and upon such terms and conditions as the Board may determine.

9. The Board may in connection with the issue of any shares exercise all powers of paying commission, discount and brokerage conferred or permitted by law.

10. Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as otherwise provided in these Bye-Laws, or by law) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

                                  CERTIFICATES

11. The preparation, issue and delivery of certificates shall be governed by the Companies Acts or other applicable law. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

12. If a share certificate is defaced, lost or destroyed it may be replaced without fee payable to the Company but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.

13. All certificates for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be issued under the Seal. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons.

                                      LIEN

14. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys, whether presently payable or not, called or payable, at a date fixed by or in accordance with the terms of issue of such share in respect of such share, and the Company shall also have a first and paramount lien on every share (other than a fully paid share) standing registered in the name of a Shareholder, whether singly or jointly with any other person, for all the debts and liabilities of such Shareholder or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Shareholder, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Shareholder or his estate and any other person, whether a Shareholder or not. The Company's lien on a share shall extend to all dividends payable thereon. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Bye-Law.

15. The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen (14) days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

16. The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the person who was the holder of the share immediately before such sale. For giving effect to any such sale, the Board may authorise some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

                                 CALLS ON SHARES

17. The Board may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their shares (whether on account of the par value of the shares or by way of premium) and not by the terms of issue thereof made payable at a date fixed by or in accordance with such terms of issue, and each Shareholder shall (subject to the Company serving upon him at least fourteen (14) days notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Board may determine.

18. A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

19. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

20. If a sum called in respect of the share shall not be paid before or on the day appointed for payment thereof the person from whom the sum is due shall pay interest on the sum from the day appointed for the payment thereof to the time of actual payment at such rate as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part.

21. Any sum which, by the terms of issue of a share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal amount of the share or by way of premium, shall for all the purposes of these Bye-Laws be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of these Bye-Laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

22. The Board may on the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

                              FORFEITURE OF SHARES

23. If a Shareholder fails to pay any call or instalment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

24. The notice shall name a further day (not being less than fourteen (14) days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the shares in respect of which such call is made or instalment is payable will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Bye-Laws to forfeiture shall include surrender.

25. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls or instalments and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

26. When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share, but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

27. A forfeited share shall be deemed to be the property of the Company and may be sold, re-offered or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Board shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Board may think fit.

28. A person whose shares have been forfeited shall thereupon cease to be a Shareholder in respect of the forfeited shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon at such rate as the Board may determine from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited.

29. An affidavit in writing that the deponent is a Director of the Company or the Secretary and that a share has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on the sale, re-allotment or disposition thereof and the Board may authorise some person to transfer the share to the person to whom the same is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.

                            REGISTER OF SHAREHOLDERS

30. The Secretary shall establish and maintain the Register in Bermuda in the manner prescribed by the Companies Acts. Unless the Board otherwise determines, the Register shall be open to inspection in the manner prescribed by the Companies Acts between 10.00 a.m. and 12.00 noon on every working day. Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register any indication of any trust or any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of Bye-Law 10.

                       REGISTER OF DIRECTORS AND OFFICERS

31. The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Acts. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every working day.

                               TRANSFER OF SHARES

32. Subject to the Companies Acts and to such of the restrictions contained in these Bye-Laws as may be applicable, any Shareholder may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other form which the Board may approve.

33. The instrument of transfer of a share shall be signed by or on behalf of the transferor and where any share is not fully-paid, the transferee and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer when registered may be retained by the Company. The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of any share which is not a fully-paid share. The Board may also decline to register any transfer unless:
         (1) the instrument of transfer is duly stamped and lodged with the Company, accompanied by the certificate for the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer, or
         (2) the instrument of transfer is in respect of only one class of share, or
         (3) where applicable, the permission of the Bermuda Monetary Authority with respect thereto has been obtained.
         Subject to any directions of the Board from time to time in force, the Registrar may exercise the powers and discretions of the Board under this Bye-Law and Bye-Laws 32 and 34.

34. If the Board declines to register a transfer it shall, within three months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

35. No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, distringas or stop notice, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the Register relating to any share.

                             TRANSMISSION OF SHARES

36. In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, and the estate representative, where he was sole holder, shall be the only person recognised by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any share held by him solely or jointly with other persons. For the purpose of this Bye-Law, estate representative means the person to whom probate or letters of administration has or have been granted or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-Law.

37. Any person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favour of his nominee. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

38. A person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other moneys payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Shareholder until he or his nominee shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within sixty (60) days, the Board may thereafter withhold payment of all dividends and other moneys payable in respect of the shares until the requirements of the notice have been complied with.

39. Subject to any directions of the Board from time to time in force, the Registrar may exercise the powers and discretions of the Board under Bye-Laws 36, 37 and 38.

                               INCREASE OF CAPITAL

40. Subject to any confirmation or consent required by law, the Company may from time to time increase its capital by such sum to be divided into shares of such par value as the Company by Resolution shall prescribe.

41. The Company may, by the Resolution increasing the capital, direct that the new shares or any of them shall be offered in the first instance either at par or at a premium or (subject to the provisions of the Companies Acts) at a discount to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively or make any other provision as to the issue of the new shares.

42. The new shares shall be subject to all the provisions of these Bye-Laws with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.

                              ALTERATION OF CAPITAL

43. Subject to any confirmation or consent required by law, the Company may from time to time by Resolution:
         (1) reclassify or divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;
         (2)      consolidate and divide all or any of its share capital into shares of larger par value than its existing shares;
         (3)      sub-divide its shares or any of them into shares of smaller par value than is fixed by its memorandum, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;
         (4) make provision for the issue and allotment of shares which do not carry any voting rights;

         (5) cancel shares which, at the date of the passing of the Resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; and
         (6)      change the currency denomination of its share capital.
         Where any difficulty arises in regard to any reclassification, division, consolidation, or sub-division under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

44. Subject to the Companies Acts and to any confirmation or consent required by law or these Bye-Laws, the Company may by Resolution from time to time convert, or authorize the conversion of, any preference shares into redeemable preference shares.

                              REDUCTION OF CAPITAL

45. Subject to the Companies Acts, its memorandum and any confirmation or consent required by law or these Bye-Laws, the Company may from time to time by Resolution authorise the reduction of its issued share capital or of any capital redemption reserve fund or any share premium or contributed surplus account in any manner.

46. In relation to any such reduction, the Company may by Resolution or the Directors may determine the terms upon which such reduction is to be effected including, in the case of a reduction of part only of a class of shares, those shares to be affected.

                                GENERAL MEETINGS

47. The Board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Companies Acts at such times and places as the Board shall appoint. The Board or the Chairman of the Board (if any) may, whenever it or he thinks fit, and shall, when required by the Companies Acts, convene general meetings other than Annual General Meetings which shall be called special general meetings.

                           NOTICE OF GENERAL MEETINGS

48. An Annual General Meeting or a Special General Meeting shall be called by notice in writing not less than ten (10) nor more than fifty (50) days before the date of the meeting. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, day and time of the meeting and the general nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by Bye-Laws 118 and 119 to all Shareholders other than those which, under the provisions of these Bye-Laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company, and to any Director or Resident Representative.

49. The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

50. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of the business of the meeting. Save as otherwise expressly provided by these Bye-Laws, the quorum at any general meeting shall be constituted by Shareholders, either present in person or represented by proxy, holding in the aggregate shares carrying a majority of the voting rights entitled to be exercised at such meeting.

51. If within five minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened on the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine.

52. A meeting of the Shareholders or any class thereof may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.

53. Each Director and the Resident Representative, if any, shall be entitled to attend and speak at any general meeting of the Company.

54. The Chairman (if any) of the Board or, in his absence, the President shall preside as chairman at every general meeting. If there is no such Chairman or President, or if at any meeting neither the Chairman nor the President is present within five minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the Directors present shall choose one of their number to act or if one Director only is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.

55. The chairman of the meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

56. Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, unless the Directors fix a new record date for the adjourned meeting in which case a notice of the adjourned meeting shall be given to each person who is a Shareholder on the new record date entitled to notice under Bye-Law 113.

                                     VOTING

57. Save where a greater majority is required by the Companies Acts or these Bye-Laws or by the special rights for the time being attached to any class of shares for the time being in issue, any question proposed for consideration at any general meeting shall be decided on by a simple majority of votes cast.

58. Subject to these Bye-Laws and to any special rights or restrictions for the time being attached to any class of shares for the time being in issue, each Shareholder at any general meeting of the Company shall be entitled to one vote for each share held by him, and such vote may be given in person or by proxy.

59. In the case of an equality of votes at a general meeting, the chairman of the meeting shall not be entitled to a second or casting vote, and the Resolution shall fail.

60. In the case of joint holders of a share, any one of the holders may exercise the voting rights attaching to the share, either personally or by proxy, as if he were solely entitled thereto, and if more than one of the joint holders is present at any general meeting, personally or by proxy, that one of the holders whose name stands first on the Register in respect of such share shall alone be entitled to exercise the voting rights in respect thereof. Several executors or administrators of a deceased Shareholder in whose name any shares stand shall for the purposes of this Bye-Law be deemed joint holders thereof.

61. A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote by his receiver, committee, CURATOR BONIS or other person in the nature of a receiver, committee or CURATOR BONIS appointed by such Court and such receiver, committee, CURATOR BONIS or other person may vote by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

62. No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

63.      If:
         (1) any objection shall be raised to the qualification of any voter; or
         (2) any votes have been counted which ought not to have been counted or which might have been rejected; or (3) any votes are not counted which ought to have been counted, the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any Resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any Resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

64. Except as the Companies Acts shall otherwise require in the particular case, Shareholders may only act in general meeting of the Company and no resolution or consent in writing signed by one or more Shareholders for the time being entitled to vote at a general meeting upon such resolution or consent shall be valid or effectual for any purpose.

                      PROXIES AND CORPORATE REPRESENTATIVES

65. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney authorised by him in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same.

66. Any Shareholder may appoint a standing proxy or (if a company or corporation) representative by depositing at the Registered Office a proxy or (if a company or corporation) an authorisation and such proxy or authorisation shall be valid for all general meetings and adjournments thereof or until notice of revocation is received at the Registered Office. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any such standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

67. Subject to Bye-Law 66, the instrument appointing a proxy together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any document sent therewith) prior to the holding of the meeting or adjourned meeting at which the person named in the instrument proposes to vote and in default the instrument of proxy shall not be treated as valid.

68. Instruments of proxy shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting forms of instruments of proxy for use at that meeting. The instrument of proxy shall be deemed to confer authority to vote on any amendment of a Resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.

69. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no notice in writing of such death, insanity or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other documents sent therewith) one hour at least before the commencement of the meeting or adjourned meeting at which the instrument of proxy is used.

70. Subject to the Companies Acts, the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Shareholder at general meetings.

                      APPOINTMENT AND REMOVAL OF DIRECTORS

71. The number of Directors shall be such number not less than three as the Company by Resolution may from time to time determine. Any vacancies on the Board of Directors may be filled by the Directors remaining in office. At any special general meeting called for the purpose of electing any person to be a Director or increasing or reducing the number of Directors of the Company or electing any person to act as an additional Director, Shareholders holding not less than ninety percent (90%) of the shares of the Company at the time in issue and outstanding and entitled to vote, either present in person or represented by proxy, shall constitute a quorum at such meeting.

72. Subject to the Companies Acts and these Bye-Laws, the Directors shall serve until re-elected or their successors are appointed at the next annual general meeting. To the extent permitted by law, a Director shall not be required to be a Shareholder of the Company or to have registered in his name any shares in the Company.

73. The Company shall at the annual general meeting and, subject to Bye-Law 71, may by Resolution determine the minimum and the maximum number of Directors. Without prejudice to the power of the Company by Resolution in pursuance of any of the provisions of these Bye-Laws to appoint any person to be a Director, the Board, so long as a quorum of Directors remains in office, shall have power at any time and from time to time to appoint any individual to be a Director so as to fill any vacancy occurring on the Board.

74. Directors may be removed for cause by vote of the Shareholders or by resolution of the Directors. Directors may be removed without cause by vote of the Shareholders. Notwithstanding the preceding sentences, a Director may not be removed at a special general meeting unless notice of any such meeting shall have been served upon the Director concerned not less than fourteen (14) days before the meeting and he shall be entitled to be heard at that meeting and provided further that the Resolution removing any Director is duly adopted by Shareholders holding not less than ninety percent (90%) of the shares of the Company at the time in issue and outstanding and entitled to vote generally in the election of Directors. Subject to the third sentence of Bye-Law 71, any vacancy created by the removal of a Director at a special general meeting may be filled at the meeting by the election of another Director in his place or, in the absence of any such election, by the Board.

                  RESIGNATION AND DISQUALIFICATION OF DIRECTORS

75. The office of a Director shall be vacated upon the happening of any of the following events:

         (1) if he resigns his office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board;

         (2) if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated;
         (3) if he becomes bankrupt under the laws of any country or compounds with his creditors;
         (4)      if he is prohibited by law from being a Director;
         (5) if he ceases to be a Director by virtue of the Companies Acts or is removed from office pursuant to these Bye-Laws.

                               ALTERNATE DIRECTORS

76. The Company may in general meeting elect a person or persons qualified to be Directors to act as Directors in the alternative to any of the Directors of the Company or may authorize the Board to appoint such Alternate Directors. Any Alternate Director may be removed by the Company in general meeting and, if appointed by the Board, may be removed by the Board and, subject thereto, the office of Alternate Director shall continue until the next annual election of Directors or, if earlier, the date on which the relevant Director ceases to be a Director. An Alternate Director may also be a Director in his own right and may act as alternate to more than one Director.

77. An Alternate Director shall be entitled to receive notices of all meetings of Directors, to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present, and generally to perform all the functions of any Director to whom he is alternate in his absence.

78. Every person acting as an Alternate Director shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these Bye-Laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director. Every person acting as an Alternate Director shall have one vote for each

         Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an Alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the terms of his appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.

                   DIRECTORS' FEES, REMUNERATION AND EXPENSES

79. The amount, if any, of Directors' fees shall from time to time be determined by the Board. Each Director may be paid his reasonable travel, hotel and incidental expenses in attending and returning from meetings of the Board or committees constituted pursuant to these Bye-Laws or general meetings and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company's business or in the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

                       DIRECTORS' AND OFFICERS' INTERESTS

80.      (1)      A Director or other officer may hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other
                  Bye-Law.
         (2)      A Director or other officer may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or other officer.
         (3)      Subject to the provisions of the Companies Acts, a Director or other officer may notwithstanding his office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;
                  and may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.
         (4)      So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Companies Acts, a Director or other officer shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-Laws allow him to be appointed or from any transaction or arrangement in which these Bye-Laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.
         (5)      Subject to the Companies Acts and any further disclosure
                  required thereby, a general notice to the Directors by a Director or other officer declaring that he is a director or officer or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.



                         POWERS AND DUTIES OF THE BOARD

81. Subject to the provisions of the Companies Acts and these Bye-Laws, the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws shall invalidate any prior act of the Board which would have been valid if that alteration had not been made. The powers given by this Bye-Law shall not be limited by any special power given to the Board by these Bye-Laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

82. The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other persons.

83. All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

84. The Board on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any person including any Director or former Director who has held any executive office or employment with the Company or with any body corporate which is or has been a subsidiary or affiliate of the Company or a predecessor in the business of the Company or of any such subsidiary or affiliate, and to any member of his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such gratuity, pension or other benefit, or for the insurance of any such person.

85. The Board may from time to time appoint one or more of its body to hold any employment or executive office with the Company for such period and upon such terms as the Board may determine and may revoke or terminate any such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Any person so appointed shall receive such remuneration (if any) (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and either in addition to or in lieu of his remuneration as a Director.

                        DELEGATION OF THE BOARD'S POWERS

86. The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

87. The Board may entrust to and confer upon any Director or officer any of the powers exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

88. The Board may delegate any of its powers, authorities and discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, and in conducting its proceedings, conform to any regulations which may be imposed upon it by the Board. If no regulations are imposed by the Board the proceedings of a committee with two or more members shall be, as far as is practicable, governed by the Bye-Laws regulating the proceedings of the Board.

                            PROCEEDINGS OF THE BOARD

89. The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes the motion shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

90. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to him personally or by telephone or by word of mouth or sent to him by post, cable, telex, telecopier or other mode of representing or reproducing words in a legible and non-transitory form at his last known address or any other address given by him to the Company for this purpose. A Director may prospectively or retrospectively waive notice of any meeting.

91.      (1)      The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be two individuals. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other
                  Director objects and if otherwise a quorum of Directors would not be present.
         (2)      A Director who to his knowledge is in any way, whether
                  directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with the Company and has complied with the provisions of the Companies Acts and these Bye-Laws with regard to disclosure of his interest shall be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested and if he shall do so his vote shall be counted, and he shall be taken into account in ascertaining whether a quorum is present.

         (3) The Resident Representative shall, upon delivering written notice of an address for the purposes of receipt of notice, to the Registered Office, be entitled to receive notice of, attend and be heard at, and to receive minutes of all meetings of the Board.

92. So long as a quorum of Directors remains in office, the remaining Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the remaining Directors or a sole remaining Director may act only for the purpose of calling a general meeting.

93. The Board may elect a Chairman of the Board from amongst its members. If no Chairman of the Board is elected or he is absent, the President shall be chairman. If at any meeting the Chairman of the Board or the President is not present within five minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

94. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

95. A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned.

96. A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

97. All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

                                    OFFICERS

98. The officers of the Company shall include a President and a Vice-President who shall be Directors and shall be elected by the Board as soon as possible each annual general meeting. In addition, the Board may appoint any person whether or not he is a Director to hold such office (including any additional Vice Presidents) as the Board may from time to time determine. Any person elected or appointed pursuant to this Bye-Law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such election or appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such officer may have against the Company or the Company may have against such officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Acts or these Bye-Laws, the powers and duties of the officers of the Company shall be such (if any) as are determined from time to time by the Board.

                                     MINUTES

99. The Board shall cause minutes to be made and books kept for the purpose of recording: (1) all appointments of officers made by the Board;

         (2) the names of the Directors and other persons (if any) present at each meeting of the Board and of any committee;

         (3) of all proceedings at meetings of the Company, of the holders of any class of shares in the Company, of the Board and of committees appointed by the Board;

         (4)      of all proceedings of its managers (if any).

         Shareholders shall only be entitled to see the Register of Directors and Officers, the Register, the financial information provided for in Bye-Law 116 and the minutes of meetings of the Shareholders of the Company.

                      SECRETARY AND RESIDENT REPRESENTATIVE

100. The Secretary and, if required, the Resident Representative shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary and Resident Representative so appointed may be removed by the Board. The duties of the Secretary and the duties of the Resident Representative shall be those prescribed by the Companies Acts together with such other duties as shall from time to time be prescribed by the Board.

101. A provision of the Companies Acts or these Bye-Laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

                                    THE SEAL

102.     (1)      The Seal shall consist of a circular metal device with the name of the Company around the outer margin thereof and the country and year of incorporation across the centre thereof.

         (2) The Board shall provide for the custody of every Seal. The Seal shall only be used by authority of the Board or of a committee constituted by the Board; provided that any Director or officer may affix the Seal to authenticate copies of these Bye-Laws, the minutes of any meeting or any other documents requiring authentication. Subject to the Companies Acts and these Bye-Laws, any

                  Director or officer may affix and attest the Seal to any contract or instrument of the Company signed by such person on behalf of the Company.

         (3) If so authorized by the Board, the Company may, in any place outside Bermuda, utilize an official seal which shall be a duplicate or facsimile of the Seal (hereinafter called an "overseas seal") and any deed or other document to which an overseas seal is duly affixed shall bind the Company and have the same effect as if it were under the Seal. The Company may, by writing under the Seal, empower any person as its agent, either generally or in respect of any specified deed or other document, to affix an overseas seal to any deed or other document to which the Company is a party, and any such agent acting under such power shall be required to certify in writing on the deed or other document the date on which he affixed an overseas seal thereto. As between the Company and any person properly relying upon the power of any such agent to affix an overseas seal, such power shall be deemed to continue uninterrupted until the end of the period specified in the instrument conferring the power or, if no period is specified therein, then until notice of the revocation of such power has been given to the person so relying thereon.

                          DIVIDENDS AND OTHER PAYMENTS

103. The Board may from time to time declare dividends or distributions, in kind or otherwise, out of profits or contributed surplus or any other reserve distributable by the Company, to be paid to the Shareholders according to their rights and interests including such interim dividends as appear to the Board to be justified by the position of the Company. The Board, in its discretion, may determine that any dividend shall be paid in cash or shall be satisfied, subject to Bye-Law 111, in paying up in full shares in the Company to be issued to the Shareholders credited as fully paid or partly paid or partly in one way and partly the other. The Board may also pay any fixed cash dividend which is payable on any shares of the Company.

104. Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:

         (1) all dividends or distributions may be declared and paid according to the amounts paid up on the shares in respect of which the dividend or distribution is paid, and an amount paid up on a share in advance of calls may be treated for the purpose of this Bye-Law as paid-up on the share;

         (2) dividends or distributions may be apportioned and paid pro rata according to the amounts paid-up on the shares during any portion or portions of the period in respect of which the dividend or distribution is paid.

105. The Board may deduct from any dividend, distribution or other moneys payable to a Shareholder by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

106. Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide, no dividend, distribution or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

107. Any dividend, distribution or interest, or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, distributions or other moneys payable or property distributable in respect of the shares held by such joint holders.

108. Any dividend or distribution unclaimed for a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

109. The Board may also, in addition to its other powers, direct payment or satisfaction of any dividend or distribution wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company. Where any difficulty arises in regard to such distribution or dividend the Board may settle it as it thinks expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board.

                                    RESERVES

110. The Board may, before recommending or declaring any dividend or distribution, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

                            CAPITALIZATION OF PROFITS

111. The Board may from time to time resolve to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or any amount standing to the credit of any share premium account and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Shareholders, or partly in one way and partly in the other, provided that for the purpose of this Bye-Law, a share premium account may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully paid and provided further that any sum standing to the credit of a share premium account may only be applied in crediting as fully paid shares of the same class as that from which the relevant share premium was derived.

112. Where any difficulty arises in regard to any distribution under the last preceding Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

                                  RECORD DATES

113. Notwithstanding any other provisions of these Bye-Laws, the Board may fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of or to vote at general meetings. Any such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made or such notice is despatched.

                               ACCOUNTING RECORDS

114. The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company's affairs and to show and explain its transactions, in accordance with the Companies Acts.

115. The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors; provided that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three month period. No Shareholder (other than an officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board.

116. A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the auditor's report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Acts.

                                      AUDIT

117. Save and to the extent that an audit is waived in the manner permitted by the Companies Acts, the auditor shall be appointed and his duties regulated in accordance with the Companies Acts, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine. The remuneration of the auditor shall be fixed by the Shareholders entitled to vote on the appointment of the auditor or by the Directors if authorized to do so by such Shareholders.

                     SERVICE OF NOTICES AND OTHER DOCUMENTS

118. Any notice or other document (including a share certificate) may be served on or delivered to any Shareholder by the Company either personally or by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register or by delivering it to or leaving it at such registered address. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. Any notice or other document if sent by post shall be deemed to have been served or delivered three days after it was put in the post, and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post.

119. Any notice of a general meeting of the Company shall be deemed to be duly given to a Shareholder, or other person entitled to it, if it is sent to him by cable, telex, telecopier or other mode of representing or reproducing words in a legible and non-transitory form at his address as appearing in the Register or any other address given by him to the Company for this purpose. Any such notice shall be deemed to have been served twenty-four (24) hours after its despatch.

120. Any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these Bye-Laws shall, notwithstanding that such Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

                                   WINDING UP

121. If the Company shall be wound up, the liquidator may, with the sanction of a Resolution of the Company and any other sanction required by the Companies Acts, divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributors as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

                                    INDEMNITY

122. Subject to the proviso below, every Director, officer of the Company and member of a committee constituted under Bye-Law 88 and any Resident Representative shall be indemnified out of the funds of the Company against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such Director, officer, committee member or Resident Representative and the indemnity contained in this Bye-Law shall extend to any person acting as a Director, officer, committee member or Resident Representative in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election; provided the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Companies Acts. Nothing in this Bye-law or Bye-Laws 123, 124 and 125 below shall operate in favour of any person acting in the capacity of auditor to the Company.

123. Every Director, officer, member of a committee duly constituted under Bye-Law 88 or Resident Representative of the Company shall be indemnified out of the funds of the

         Company against all liabilities incurred by him as such Director, officer, committee member or Resident Representative in defending any proceedings, whether civil or criminal, in which judgement is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

124. To the extent that any Director, officer, member of a committee duly constituted under Bye-Law 88 or Resident Representative is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

125. Expenses incurred in defending any civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorised by the Directors in the specific case upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified pursuant to Bye-Laws 122 and 123 or otherwise

                                 EMPLOYEE SHARES

126. The Company may give financial assistance to bona fide employees of the Company or its subsidiaries in order that they may purchase or subscribe for fully paid up shares in the Company to be held by such employees by way of beneficial ownership, and may require or allow the sale of such shares to the Company when an employee ceases to be employed by the Company or any of its subsidiaries.

                             ALTERATION OF BYE-LAWS

127. The Directors may from time to time revoke, alter, amend or add to these Bye-Laws; provided that no such revocation, alteration, amendment or addition shall be operative unless and until it is confirmed at a subsequent general meeting of the Company except that Bye-Laws 71 and 74 and this Bye-Law 127 shall not be revoked, altered or amended and no new Bye-Law shall become operative which alters the effect of any of them until the same has been approved by Shareholders holding not less than ninety percent (90%) of the shares of the Company at the time issued and outstanding and entitled to vote generally, and Bye-Laws 128 and 129 shall not be revoked, altered or amended and no new Bye-Laws shall become operative which alters the effect of either of them except as provided in such Bye-Laws.

                TRANSACTIONS INVOLVING CERTAIN INTERESTED PERSONS

128.   (A)        Except as provided in paragraph (B) of this Bye-Law 128, the favourable vote, at a general meeting of the Company, of the holders of not less than ninety percent (90%) of the shares carrying voting rights in the Company shall be required prior to and as a condition to the consummation of any Business
                  Combination (as hereinafter defined) involving an interested person (as hereinafter defined). Such ninety percent (90%) favourable vote shall be in addition to any vote of the Shareholders which would be required without reference to this Bye-Law 128 and shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or the Memorandum of Association of the Company, by any other provision of these Bye-Laws or otherwise.

         (B) The provisions of paragraph (A) of this Bye-Law 128 shall not apply to a particular Business Combination, and such Business Combinations shall require only such vote or approval (if any) of the Shareholders as would be required without reference to this Bye-Law 128, if all of the following conditions are satisfied:

                  (1) the ratio of (i) the aggregate amount of the cash and the fair market value of other consideration to be received per A Share or B Share in such Business Combination by holders of A Shares or B Shares other than the interested person involved in such Business Combination, to (ii) the market price per A Share or B Share, respectively, immediately prior to the announcement of the proposed Business Combination, is at least as great as the ratio of (iii) the highest per A Share or B Share price (including brokerage commissions, transfer taxes and soliciting dealers'
                           fees) which such interested person has theretofore paid in acquiring any A Shares or B Shares prior to such Business Combination, to (iv) the market price per A Share or B Share, respectively, immediately prior to the initial acquisition by such interested person of any A Shares or B Shares;

                  (2) The aggregate amount of the cash and the fair market value of other consideration to be received per A Share or B Share in such Business Combination by holders of A Shares or B Shares other than the interested person involved in such Business Combination (i) is not less than the highest per A Share or B Share price (including brokerage commissions, transfer taxes and soliciting dealers'
                           fees) paid by such interested person in acquiring any A Shares or B Shares, and (ii) is not less than the consolidated earnings per A Share or B Share of the Company for its four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes on such Business Combination multiplied by the then price/earnings multiple (if any) of such interested person as customarily computed and reported in the financial community;

                  (3) The consideration (if any) to be received in such Business Combination by holders of A Shares or B Shares other than the interested person involved shall, except to the extent that a Shareholder agrees otherwise as to all or part of the A Shares or B Shares which such Shareholder owns, be in the same form and of the same kind as the consideration paid by the interested person in acquiring A Shares or B Shares already owned by it;

                  (4) After such interested person became an interested person and prior to the consummation of such Business
                           Combination: (i) such interested person shall have taken steps to ensure that the Board includes at all times representation by Continuing Directors (as hereinafter defined) proportionate to the ratio that the number of shares carrying voting rights in the Company from time to time owned by Shareholders who are not interested persons bears to all shares carrying voting rights in the Company outstanding at the time in question (with a Continuing Director to occupy any resulting fractional position among the Directors); (ii) such interested person shall not have acquired from the Company or any subsidiary of the Company, directly or indirectly, any A Shares or B Shares (except (x) upon conversion of convertible securities acquired by it prior to becoming an interested person, or (y) as a result of a pro rata share dividend, stock split or division or subdivision of shares, or (z) in a transaction consummated on or after July 15, 2000 and which satisfied all applicable requirements of this Bye-Law
                           128); (iii) such interested person shall not have acquired any additional shares, or rights over shares, carrying voting rights or securities convertible into or exchangeable for shares, or rights over shares, carrying voting rights except as a part of the transaction which resulted in such interested person becoming an interested person; and (iv) such interested person shall not have (x) received the benefit, directly or indirectly (except proportionately as a Shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Company or any subsidiary of the Company, or (y) made any major change in the Company's business or equity capital structure or entered into any contract, arrangement or understanding with the Company except any such change, contract, arrangement or understanding as may have been approved by the favourable vote of not less than a majority of the Continuing Directors; and

                  (5) A proxy statement complying with the requirements of the United States Securities Exchange Act of 1934, as amended, shall have been mailed to all holders of shares carrying voting rights for the purpose of soliciting approval by the Shareholders of such Business Combination. Such proxy statement shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the adequacy (or inadequacy) of the terms of such Business Combination from the point of view of the holders of shares carrying voting rights other than any interested person (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonably requests, and to be paid a reasonable fee for its services upon receipt by the Company of such opinion).

         (C)      For purposes of this Bye-Law 128 and Bye-Law 129:

                  (1) The term "Business Combination" means (i) any scheme of arrangement, reconstruction, amalgamation or similar business combination involving the Company or any of its subsidiaries and an interested person or any other company or corporation, if the arrangement, reconstruction, amalgamation or similar business combination is initiated, proposed or caused by the interested person or if such other company or corporation is, or after such transaction would be, an affiliate of such interested person; (ii) any transaction or series of transactions involving the sale, purchase, lease, exchange, mortgage, pledge, transfer or other disposition, acquisition or encumbrance of assets between the Company or any of its subsidiaries and any interested person having a aggregate market value in excess of five percent (5%) of the consolidated book value of the Company and its subsidiaries prior to the relevant transaction or series of transactions; (iii) the issue or transfer to an interested person of any securities of the Company or any of its subsidiaries other than an issue or distribution to all Shareholders of the Company entitled to participate therein (such entitlement not being dependent upon or affected by any scheme or proposal initiated or proposed by an interested person) pro rata to their respective entitlements; (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Company or any of its subsidiaries unless such plan or proposal is initiated, proposed or adopted independently of, and not by agreement or arrangement with, any interested person; (v) the reclassification of any securities or other restructuring of the capital of the Company or any of its subsidiaries, in such a way as to confer a benefit on an interested person which is not conferred on the Shareholders generally or any other transaction which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series, or securities convertible into the shares of any class or series, of the Company or any subsidiary of the Company beneficially owned by the interested person except as a result of immaterial changes due to fractional share adjustments; or (vi) any transaction involving the receipt by the interested person of the benefit, directly or indirectly (except proportionately as a Shareholder of the Company), of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the Company or any of its subsidiaries.

                  (2) The term "person" includes: (i) any person acting in concert (as hereinafter defined) with him or any nominee for him or person acting on his behalf; (ii) any company in which such person holds or beneficially owns ten percent (10%) or more of the shares, or rights over shares, carrying voting rights in such company; and (iii) any person or entity over which the person acquiring the shares, or rights over shares, carrying voting rights has, directly or indirectly, the power to direct or cause the direction of management or policies of such other person.

                  (3) The term "beneficial owner" when used with respect to any share means a person:

                           (i) that individually or with or through any affiliate beneficially owns such share, directly or indirectly; or

                           (ii) that individually or with or through any affiliate has:

                                     (a)    the right to acquire such share
                                            (whether such right is exercisable
                                            immediately or only after the
                                            passage of time) pursuant to any
                                            agreement, arrangement or
                                            understanding (whether or not in
                                            writing), or upon the exercise of
                                            conversion rights, exchange rights,
                                            warrants or options or otherwise;
                                            provided, however, that a person
                                            shall not be deemed the beneficial
                                            owner of any
                                            share tendered pursuant to a tender
                                            or exchange offer until such offer
                                            is accepted; or

                                     (b)    the right to vote such share
                                            pursuant to any agreement,
                                            arrangement or understanding
                                            (whether or not in writing);
                                            provided, however, that a person
                                            shall not be deemed the beneficial
                                            owner of any share under this
                                            subparagraph (b) if the right to
                                            vote such share arises:

                                            (x)  solely from a revocable proxy
                                                 or consent given in response to
                                                 a proxy or consent solicitation
                                                 made to Shareholders or any
                                                 class of Shareholders
                                                 generally; or

                                            (y)  solely under a nominee or
                                                 trustee agreement where the
                                                 nominee or trustee has no
                                                 economic interest in the share
                                                 (other than the right to be
                                                 paid normal nominee or trustee
                                                 fees or remuneration); or

                           (iii) that has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except where the right to vote is within the exclusion of clause (x) or (y) of subparagraph (3)(ii)(b) above) or disposing of such share with any other person that beneficially owns, or whose affiliates directly or indirectly beneficially own, such share or any interest therein; but does not, for so long as such shares are held for purposes of an underwriting, include an underwriter, acting in the ordinary course of his business as an underwriter, who acquires shares pursuant to any issue or offer of shares underwritten by him.

                  (4) A person shall be deemed not to acquire or hold any share if he acquires or holds such share solely as nominee or bare trustee thereof and has no beneficial or economic interest therein other than the right to be paid normal nominee or trustee fees or remuneration.

                  (5) The "market price" per share of a class on any date shall be deemed to be the average of the daily closing prices of shares of that class for ten consecutive trading days commencing no more than 15 trading days before such date. The closing price for each day shall be the last reported sales price regular way on the New York Stock Exchange, or, if not reported on such Exchange, on the Composite Tape or, in case no such reported sales take place on such day, the average of the reported closing bid and asked quotations on the New York Stock Exchange, or, if such shares are not listed on such Exchange or no such quotations are available, the last sales price in the over-the-counter market reported by the National Association of Securities Dealers Automated Quotations System, or if not reported by such System, the average of the high bid and low asked quotations in the over-the-counter market as reported by National Quotation Bureau, Incorporated, or any similar organization, or if no such quotations are available, the fair market price as determined by a majority of the Continuing Directors (whose determination shall be conclusive).

                  (6) For purposes of subparagraphs (1) and (2) of paragraph (B) of this Bye-Law 128, in the event of a Business Combination upon consummation of which the Company would be the surviving corporation or company or would continue to exist (unless it is provided, contemplated or intended that as part of such Business Combination or within one year after consummation thereof a plan of liquidation or dissolution of the Company will be adopted or effected), the term "other consideration to be received" shall include (without limitation) A Shares or B Shares retained by Shareholders of the Company other than the interested persons who are parties to such Business Combination.

                  (7) "Continuing Director" means a Director of the Company who either (i) was first elected as a Director prior to July 15, 2000 or (ii) was designated (before his or her initial election as a Director) as a Continuing Director by a majority of the then Continuing Directors.

                  (8) The term "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with another person. A person who is the beneficial owner of ten percent (10%) or more of a company's outstanding voting shares shall be deemed to control such company.

                  (9) A company shall be deemed to be a "subsidiary" of another if: (i) the other is a shareholder of it, either directly or indirectly through one or more other subsidiaries, and controls the composition of its board of directors; or (ii) the other beneficially owns, either directly or indirectly through one or more other subsidiaries, more than half in nominal value of its issued share capital; or
                           (iii) it is a subsidiary of any company which is in turn, either directly or indirectly through one or more other subsidiaries, a subsidiary of the other company. For the purpose of this definition "company" includes any body corporate, wherever incorporated.

                  (10) The term "interested person" means a person to whom paragraph (1) of Bye-Law 129 applies but excludes the Company and each of its subsidiaries and SCL and each of its subsidiaries. No shares, or rights over shares, carrying voting rights in the Company held or beneficially owned by the Company or any of its subsidiaries or SCL or any of its subsidiaries shall be aggregated with such shares or rights over shares held or beneficially owned by any other person in determining whether such person is an interested person.

                  (11) An interested person shall be deemed to have acquired a share of the Company at the time when such interested person became the beneficial owner thereof. With respect to shares owned by affiliates or other persons whose ownership is attributed to an interested person under the foregoing definitions, if the price paid by such interested person for such shares is not determinable, the price so paid shall be deemed to be the higher of (a) the price paid upon acquisition thereof by the affiliate or other person or (b) the market price of the shares in question at the time when the interested person became the beneficial owner thereof.

                  (12) The term "person acting in concert" includes: (i) persons who, pursuant to an agreement, arrangement or understanding (whether formal or informal), actively cooperate either in the acquisition or holding by any of them of shares or the beneficial ownership of shares, or rights over shares, carrying voting rights in the Company, or in the exercise of voting rights with respect to shares in the Company; (ii) a company with any of its directors (or their spouses, minor children, nominees, related trusts or companies in which any director holds or beneficially owns ten percent (10%) or more of the shares, or rights over shares, carrying voting rights); (iii) a company with the trustees or managers of any of its pension, provident or employee benefit funds or any of its employee stock option schemes; (iv) a person who is a fund manager with any investment company, unit trust or other person whose investments such person manages on a discretionary basis, in respect of the relevant investment accounts; (v) a company with its parent company or any of its subsidiaries; and (vi) a company, in which ten percent (10%) or more of the shares, or rights over shares, carrying voting rights are held or beneficially owned by a person, with any other company in which ten percent (10%) or more of the shares, or rights over shares, carrying voting rights are held or beneficially owned by the same person.

                  (13) The term "rights over shares" includes any rights acquired by a person by virtue of an agreement to acquire shares or an option to acquire shares or an irrevocable commitment to accept an offer to acquire shares and includes warrants or options to subscribe for shares in the Company if immediately exercisable, as if such warrants or options had at the relevant time been exercised.

                  (14) The term "securities" includes shares, debentures, and options or warrants to subscribe for or purchase any shares or debentures, and any rights in respect thereof or any other right which if exercised would enable a person, not otherwise able so to do, to exercise voting rights.

                  (15) The term "voting rights" means the voting rights attributable to the share capital of the Company which are then currently exercisable or, in the case of options and warrants to subscribe for shares, would be exercisable if those options and warrants were themselves exercised, at a general meeting of the Company.

         (D) A majority of the Continuing Directors shall have the power to determine for the purposes of this Bye-Law 128 and Bye-Law 129, on the basis of information known to them, (i) the number of shares, or rights over shares, carrying voting rights of which any person is the beneficial owner, (ii) whether a person is an affiliate of another or acting in concert with another, (iii) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in subparagraph (3) of paragraph (C), and (iv) any matters referred to in subparagraph (11) of paragraph (C). Any such determination by the Continuing Directors shall be final and binding on all persons.

         (E) The Company, whether acting through the Directors or by its Shareholders generally, shall have no power to propose or enter into any compromise or arrangement pursuant to the Companies Acts (i) in connection with any Business Combination or (ii) providing for any revocation, alteration or amendment of this Bye-Law 128 or any other amendment of its Memorandum of Association or these Bye-Laws which could have the effect of modifying or circumventing this Bye-Law 128. If the Directors shall submit an amalgamation agreement for approval to any meeting of the holders of shares of the Company or to the holders of shares of any class of the Company pursuant to the Companies Acts in connection with any Business Combination, then the requisite quorum for such meeting shall be ninety percent (90%) of all shares of the Company and/or of the class in question at the time in issue and entitled to vote and, for the purpose of such submission and approval, the A Shares and the B Shares shall be deemed to be of the same class but in any event shall carry their respective voting rights.

         (F) Any revocation, alteration or amendment of this Bye-Law 128, or any other revocation, alteration or amendment of the Company's Memorandum of Association or these Bye-Laws which would have the effect of modifying or permitting circumvention of this Bye-Law 128, shall require the favourable vote, at a general meeting of the Company, of the holders of at least ninety percent (90%) of the then outstanding shares carrying voting rights at a general meeting of the Company; provided, however, that this paragraph (F) shall not apply to, and such ninety percent (90%) vote shall not be required for, any such revocation, alteration or amendment recommended to Shareholders by the favourable vote of not less than a majority of the Continuing Directors.

         (G) Nothing contained in this Bye-Law 128 shall be construed to relieve any interested person from any fiduciary obligation imposed by law.

129.     (1)      Except as permitted by paragraph (2) of this Bye-Law 129, if at any time a person acquires or becomes the beneficial owner of any shares, or rights over shares, carrying voting rights in the Company which, alone or when aggregated with any shares or rights over shares which such person then already holds or of which such person is then already the beneficial owner, would carry fifteen percent (15%) or more of the total voting rights which may be cast at any general meeting of the Company
                  (such fifteen percent (15%) of the total voting rights which may be cast at any general meeting being herein referred to as the "threshold"), then such person shall not be entitled, in respect of that portion of any shares, or rights over shares, carrying voting rights in the Company held or beneficially owned by him in excess of the threshold, (i) to vote such shares at any general meeting of the Company either personally or by proxy or by his attorney or, if a company or a corporation, by its duly authorised representative or to exercise any other right conferred by shareholding in the Company in relation to general meetings of the Company as to which the record date or scheduled meeting date falls within a period of five (5) years from the date such person first acquired or became the beneficial owner of shares, or rights over shares, carrying voting rights in excess of the threshold, or (ii) to give any written consent with respect thereto for a period of five (5) years from the date such person first acquired or became the beneficial owner of shares, or rights over shares, carrying voting rights in excess of the threshold. For purposes of the foregoing sentence, no shares, or rights over shares, carrying voting rights in the Company held or beneficially owned by the Company or any of its subsidiaries or SCL or any of its subsidiaries shall be aggregated with such shares or rights over shares held or beneficially owned by any other person.

         (2) The restrictions contained in paragraph (1) of this Bye-Law 129 shall not apply to the Company or any of its subsidiaries or SCL or any of its subsidiaries or:

                  (a) any person who, on July 15, 2000, holds or is the beneficial owner of shares, or rights over shares, carrying voting rights in excess of the threshold and continues at all times thereafter to hold or be the beneficial owner of shares, or rights over shares, carrying voting rights in excess of the threshold; or

                  (b) to any person who holds or is the beneficial owner of shares, or rights over shares, carrying voting rights in the Company if the acquisition by such person of such shares or rights over shares in excess of the threshold is approved prior to the threshold being exceeded (i) by Resolution adopted in general meeting by at least ninety percent (90%) of the shares carrying voting rights in the Company not held or beneficially owned by any person holding shares or rights over shares with respect to which such vote is being taken, or (ii) by resolution adopted by a majority of the Continuing Directors followed by a Resolution adopted by in excess of fifty percent (50%) of the shares carrying voting rights in the Company not held or beneficially owned by any person holding shares or rights over shares with respect to which such vote is being taken.

         (3) The Company, whether acting through the Directors or by its Shareholders generally, shall have no power to propose or enter into any compromise or arrangement pursuant to the Companies Acts providing for any revocation, alteration or amendment of this Bye-Law 129 or any other amendment of its Memorandum of Association or these Bye-Laws which could have the effect of modifying or circumventing this Bye-Law 129.

         (4) Any revocation, alteration or amendment of this Bye-Law 129, or any other revocation, alteration or amendment of the Company's Memorandum of Association or these Bye-Laws which would have the effect of modifying or permitting circumvention of this Bye-Law 129, shall require the favourable vote of the holders of at least ninety percent (90%) of the then outstanding shares carrying voting rights, at a general meeting of the Company; provided, however, that this paragraph
                  (4) shall not apply to, and such ninety percent (90%) vote shall not be required for, any such revocation, alteration or amendment recommended to Shareholders by the favourable vote of not less than a majority of the Continuing Directors.

         (5) Nothing contained in this Bye-Law 129 shall be construed to relieve any interested person from any fiduciary obligation imposed by law.


                                    * * * * *

                           SCHEDULE 1 TO THE BYE-LAWS

         The rights and restrictions attaching to the A Shares are as follows:

1.       DESIGNATION.

         The designation of the A Shares shall be "Class A Common Shares". All A Shares shall rank PARI PASSU in all respects.

2.       DIVIDEND RIGHTS.

         The A Shares and the B Shares shall rank PARI PASSU with respect to the rights to receive dividends and other distributions payable in cash or in kind when, as and if declared by the Board, provided however that, in relation to a distribution of A Shares or B Shares or rights, options or warrants to subscribe for A Shares or B Shares:

         (a) A Shares, and rights, options and warrants to subscribe for A Shares, shall be distributed only to the holders of A Shares;

         (b) B Shares, and rights, options and warrants to subscribe for B Shares, shall be distributed only to the holders of B Shares; and

         (c) the ratio of the number of A Shares outstanding to the number of B Shares outstanding, each on a fully diluted basis, shall be the same immediately after such distribution as immediately prior thereto except as may be provided under any shareholder rights plan adopted under Bye-Law 5.

3.       VOTING RIGHTS.

         Subject to the provisions of the Bye-Laws of the Company, at any general meeting of the Company each holder of A Shares shall be entitled to one-tenth of one vote for each A Share held by him. Holders of A Shares shall vote together as a class with holders of B Shares.

4.       RIGHTS AGREEMENT.

         The A Shares and the B Shares collectively shall be deemed "Voting Shares" of the Company for the purposes of any shareholder rights plan adopted under Bye-Law 5 of the Company.

5.       OTHER RIGHTS.

         Except as otherwise provided herein or in the Companies Acts or the Bye-Laws of the Company, the A Shares and the B Shares shall rank PARI PASSU and be treated equally in all respects.

6.       CONVERSION INTO A SHARES.

         No holder of shares in the Company shall be entitled to convert such shares or any of them into A Shares except pursuant to rights attached thereto expressly conferring such entitlement.

7.       CONSOLIDATION AND SUB-DIVISION.

         No Resolution shall be proposed at any general meeting of the Company for the consolidation or sub-division of any shares of the Company which contemplates that the ratio of the number of A Shares outstanding to the number of B Shares outstanding shall change as a consequence of the passing of the Resolution.

8.       AMALGAMATION AGREEMENT.

         In any case where the Board shall be required to submit an amalgamation agreement for approval to a general meeting of the Company, the A Shares and the B Shares shall be deemed to be of the same class but in any event shall carry their respective voting rights.

                                    * * * * *

                           SCHEDULE 2 TO THE BYE-LAWS

The rights and restrictions attaching to the B Shares are as follows:

1.    DESIGNATION.

         The designation of the B Shares shall be "Class B Common Shares". Each certificate representing, immediately prior to their classification as B Shares, common shares of the Company shall be deemed to represent a like number of B Shares. All B Shares shall rank PARI PASSU in all respects.

2.    DIVIDEND RIGHTS.

         The A Shares and the B Shares shall rank PARI PASSU with respect to the rights to receive dividends and other distributions payable in cash or in kind when, as and if declared by the Board, provided however that, in relation to a distribution of A Shares or B Shares or rights, options or warrants to subscribe for A Shares or B Shares:

         (a) A Shares, and rights, options and warrants to subscribe for A Shares, shall be distributed only to the holders of A Shares;

         (b) B Shares, and rights, options and warrants to subscribe for B Shares, shall be distributed only to the holders of B Shares; and

         (c) The ratio of the number of B Shares outstanding to the number of A Shares outstanding, each on a fully diluted basis, shall be the same immediately after such distribution as immediately prior thereto except as may be provided under any shareholder rights plan adopted under Bye-Law 5.

3.       VOTING RIGHTS.

         Subject to the provisions of the Bye-Laws of the Company, at any general meeting of the Company each holder of B Shares shall be entitled to one vote for each B Share held by him. Holders of B Shares shall vote together as a class with holders of A Shares.

4.       CONVERSION.

         (a) Each holder of B Shares shall be entitled at any time and from time to time by notice in writing delivered to the Company (a "Conversion Notice") to convert such number of B Shares held by him as may be specified in the Conversion Notice into the like number of A Shares. The Conversion Notice shall be in such form as the Board may from time to time prescribe and shall be delivered to the Company at the specified office (the "Conversion Office") of such agent as the Company may from time to time designate for the purpose (the "Conversion Agent") during the usual business hours of the Conversion Agent.

         (b) A Conversion Notice to be effective must be accompanied by delivery up of the certificate or certificates comprising the B Shares to be converted and by such other evidence (if any) as the Company or the Conversion Agent may require to prove the title of the person exercising the right to convert.

         (c) A Conversion Notice shall not be withdrawn without the written consent of the Company or the Conversion Agent and shall take effect immediately prior to the close of business on the date of delivery of the Conversion Notice as aforesaid, together with the required certificates in proper order for conversion and any amount payable pursuant to the provisions of the sentence next following (the "Conversion Date"). If the Conversion Notice shall specify that any certificate for A Shares to be delivered pursuant thereto shall be issued in a name other than that of the holder of record of the B Shares to be converted, the person or persons requesting the issuance thereof shall pay to the Company the amount of any tax which may be payable in respect of any transfer necessary for such issuance or shall establish to the satisfaction of the Company that such tax has been paid or is not payable.

         (d) On the Conversion Date, the B Shares comprised in the Conversion Notice shall automatically be converted into A Shares unless, pursuant to paragraph (g) hereof, conversion shall be effected on the Conversion Date by means of the purchase of B Shares and the issue to the holder of a like number of A Shares. In any case, the A Shares arising from such conversion shall thereupon rank PARI PASSU in all respects with all other A Shares for the time being in the capital of the Company, with the right to participate in full in all dividends declared on the A Shares payable to holders of record of A Shares on or after the Conversion Date whether or not such dividends are declared wholly or in part in respect of a period prior to the Conversion Date.

         (e) As soon as practicable after the Conversion Date, the Company shall deliver or cause to be delivered at the Conversion Office to or upon the written order of the holder a certificate or certificates representing the number of A Shares to which he was entitled upon conversion of the B Shares held by him. Except as otherwise provided in paragraph (c) hereof, the issuance of such certificate or certificates shall be made without charge for any stamp or other similar tax in respect of such issuance.

         (f) Upon conversion by a holder of only part of the B Shares held by him, the Company shall at its own expense deliver or cause to be delivered to him at the Conversion Office a new certificate or certificates representing the number of B Shares remaining unconverted by him.

         (g) Conversion of the B Shares may be effected in such manner as the Board may, subject to the provisions of the Companies Acts and the Bye-Laws of the Company, from time to time determine and, without prejudice to the generality of the foregoing, the Board is hereby authorized pursuant to Section 42A of the Companies Acts to effect such conversion by means of the purchase of B Shares in such manner and at such price as it may determine. In the case of a conversion by such means:

                  (i) the Board may effect the purchase of the relative B Shares out of the amount paid up on such B Shares, out of amounts which would otherwise be available for dividend, out of the proceeds of a fresh issue of shares, or in any other manner for the time being permitted by law; and

                  (ii) the A Shares to be issued upon such conversion shall be issued, credited as fully paid-up and non-assessable.

         (h) On or promptly after the conversion of B Shares into A Shares, the Company shall list the A Shares so arising upon each national securities exchange upon which the outstanding A Shares are listed at the time of such conversion, or if the outstanding A Shares are not then listed upon a national securities exchange but are included in the National Association of Securities Dealers Automated Quotations System will cause such shares to be so included.

5.       RIGHTS AGREEMENT.

         The A Shares and the B Shares collectively shall be deemed "Voting Shares" of the Company for the purposes of any shareholder rights plan adopted under Bye-Law 5 of the Company.

6.       OTHER RIGHTS.

         Except as otherwise provided herein or in the Companies Acts or the Bye-Laws of the Company, the A Shares and the B Shares shall rank PARI PASSU and be treated equally in all respects.

7.       CONSOLIDATION AND SUB-DIVISION.

         No Resolution shall be proposed at any general meeting of the Company for the consolidation or sub-division of any shares of the Company which contemplates that the ratio of the number of A Shares outstanding to the number of B Shares outstanding shall change as a consequence of the passing of the Resolution.

8.       AMALGAMATION AGREEMENT.

         In any case where the Board shall be required to submit an amalgamation agreement for approval to a general meeting of the Company, the A Shares and the B Shares shall be deemed to be of the same class but shall in any event carry their respective voting rights.

                                    * * * * *